Exhibit 99.1


  Harrington West Announces June 2007 Quarter Earnings, Net Interest Margin Expansion from Its Repositioning of the Securities Portfolio, and Loan and Deposit Growth


    SOLVANG, Calif.--(BUSINESS WIRE)--July 24, 2007--Harrington West Financial Group, Inc. (NASDAQ:HWFG), the holding company for Los Padres Bank and its division, Harrington Bank, with $1.1 billion in assets, today announced that it earned net income of $1.2 million or 21 cents per share on a diluted basis in the June 2007 quarter compared to $2.1 million or 37 cents per diluted share earned in the June 2006 quarter. As previously announced, HWFG realized $1.0 million on a pre-tax basis or 11 cents per diluted share on an after tax basis in net losses on the sale of $37 million of mortgage related securities in the June 2007 quarter, as it repositioned the investment portfolio in an effort to improve its economic returns and expand HWFG's net interest margin. For the first six months of 2007, HWFG earned net income of $3.1 million or 54 cents per diluted share, compared to $4.2 million or 75 cents per diluted share for the first six months of 2006.

    The June 2007 quarter included the following developments and results:

    1. Net loans increased 6% from June 30, 2006 to June 30, 2007 and by 1% from the March 2007 quarter to $759.4 million.

    2. Deposit balances increased 8% from June 30, 2006 to June 30, 2007 and by 5% from the March 2007 quarter to $770.9 million.

    3. The available for sale securities portfolio was $286.4 million at June 30, 2007, down slightly from the $289.3 million at March 31, 2007, as HWFG reinvested proceeds from the security sales in the June quarter in comparable investment grade, higher spread earning investments.

    4. Net interest margin expanded in the June 2007 quarter to 2.85%, compared to 2.80% in the March 2007 quarter and 2.85% in the June 2006 quarter.

    5. Banking Fee Income before the 2006 lease termination income was $1.1 million in the June 2007 quarter compared to $899 thousand in the June 2006 quarter, growing 26%.

    6. Operating expenses were virtually unchanged from the March 2007 to the June 2007 quarter at $5.7 million and up only 3% from the June 2006 quarter.

    7. Book Value per share was $12.42 at June 30, 2007 (which reflects the payable for the dividend of 30 cents per share to holders of record on June 29, 2007 and paid on July 12, 2007) compared to $11.87 at June 30, 2006. Cash dividends per share of 67.5 cents have been declared and recorded over that one year period.

    8. The previously announced HWFG share repurchase program of 200,000 shares remains in effect. No shares have been repurchased under this program to date.

    Strategy and Earnings Performance

    HWFG's core strategy is to organically grow loans, deposits, banking offices, and banking fee income on a controlled basis in the markets of the Central Coast of California, the Phoenix metro, and the Kansas City metro. Management has extensive knowledge of and banking experience in these markets, which have favorable demographic and growth characteristics. HWFG seeks to grow the core banking franchise of loans and deposits at high single to low double-digit levels on an annual basis through its expansion of deposit gathering offices, adding lenders and business development officers, and emphasizing its diversified product menu and relationship banking approach. HWFG's management also has expertise in managing mortgage investments and interest rate risk and seeks to maintain banking risks at a low level. Controlling operating costs congruent with its expansion plans is also a key variable to HWFG's strategic plan. Together, these long term strategies are expected to improve earnings and build franchise and shareholder values.

    In the financial and investment environment of the last two years, HWFG has been reducing and repositioning its investment portfolio, as the risk/return tradeoff in many sectors of the fixed income securities market has not been favorable when considering the relatively tight spread environment and the housing and credit environment. In recent weeks, HWFG is finding more investment opportunities meeting its investment criteria, given the widening of spreads throughout the mortgage markets.

    Over the last two years, HWFG has reduced the total investment portfolio by $114.7 million to $287.4 million and extinguished all of its total rate of return swaps with a peak notional value of $205 million. In the June 2007 quarter, HWFG further repositioned the portfolio by selling $37 million of low yielding mortgage securities with tight economic spreads and partially reinvesting the proceeds to improve the potential returns of the portfolio and its net interest margin. As such, HWFG realized $1.0 million in pre-tax losses on the sale of these securities. This action, although reducing current earnings, had a minimal effect on book value per share as the mark to market losses on the sold securities were largely reflected in the prior quarter's book value. This repositioning is expected to improve the net interest margin of HWFG in future quarters, all other things being equal.

    In the June 2007 quarter, HWFG's net interest margin improved from the March 2007 quarter by 5 bps to 2.85%. However, with the reduction of the securities portfolio and somewhat slower loan growth, average assets actually declined $15.0 million in the quarter, leading to no improvement in the level net interest income. In the June 2007 quarter, net interest income was $7.6 million, compared to $7.7 million both in the March 2007 and June 2006 quarters. With the tight spread environment, flat yield curve, and challenging competitive environment, HWFG believes it is prudent to focus on building the core franchise of loans and deposits under its loan, investment and deposit pricing disciplines and sacrificing some growth, if competitive conditions warrant.

    Asset quality was generally favorable in the quarter. Non-performing loans were $2.0 million or .18% of the total assets at June 30, 2007. $1.9 million of the $2.0 million in non- performing loans at June 30, 2007 relates to an upscale, single family development loan participation in California, where the lead participant was unable to reach terms with the borrower by quarter's end on a suitable extension and forbearance agreement. HWFG increased its allowance for loan losses by $100 thousand in the quarter to $6.1 million or .80% of net loans at June 30, 2007.

    Banking fee income before lease termination income increased at a double-digit pace in both the June 2007 quarter and the first six months of 2007 over the comparable periods in 2006, as prepayment penalty, mortgage brokerage fees, deposit fees, and Harrington Wealth Management fees improved (See the following chart).


                               Banking Fee & Other Income
                                 (Dollars in thousands)

                    June     June               June   June
                     2007     2006              2007   2006
                    Quarter  Quarter % Change    YTD    YTD  % Change
----------------------------------------------------------------------
Banking Fee Type

Mortgage Brokerage
 Fee, Prepayment
Penalties & Other
 Loan Fees           $  270   $  166     62.7% $  510 $  375     36.0%

Deposit, Other
 Retail Banking
 Fees & Other
Fee Income              413      335     23.3%    809    655     23.5%

Harrington Wealth
 Management Fees        241      207     16.4%    478    404     18.3%

BOLI Income, net        206      191      7.9%    407    382      6.5%
                   -------- -------- --------- ------ ------ ---------

Subtotal              1,130      899     25.7%  2,204  1,816     21.4%
                   -------- -------- --------- ------ ------ ---------
Lease Termination
 Income(a)                0      295                0    295
                   -------- --------           ------ ------
Total Banking Fee &
 Other Income        $1,130   $1,194     -5.4% $2,204 $2,111      4.4%
                   ======== ========           ====== ======


(a) In the June 2006 quarter, HWFG received a $295 thousand payment for the settlement of future rents on the termination of a lease in its Metcalf Avenue banking center in Overland Park, Kansas.


    Operating expenses remained controlled in the June 2007 quarter at $5.7 million, virtually equal to the March 2007 quarter and up 3% compared to $5.6 million in the June 2006 quarter. HWFG continues to invest in business development officers in its loan and HWM divisions and grow the number of its banking centers on a measured basis, while attempting to control other costs. During the last year, HWFG added a banking center in the Kansas City metro and added four new commercial lenders and business development officers throughout the franchise. As previously announced, HWFG terminated its Portfolio and Rate Risk Analysis Agreement with Smith Breeden Associates Inc, as of April 30, 2007, and fully implemented these functions on an in-house basis with marginal cost savings in the quarter.

    HWFG's tax rate stabilized at 37.2% in the June 2007 and March 2007 quarters compared to the 34.2% tax rate in the June 2006 quarter, where HWFG benefited from a favorable tax ruling by the Franchise Tax Board of California on the apportionment of income to the states where HWFG does business.

    Franchise Development Update

    Both loans and deposits grew in the June 2007 quarter over the comparable periods in 2006. Net loans were $759.4 million at June 30, 2007 and have grown at a 6% pace over the last year. This level of annual growth is below HWFG's target of high single to low double-digits. As previously mentioned, the loan and investment spread environment remains challenging, and with a slowing construction market, HWFG is now targeting the low end of its loan growth range for the next year. The loan portfolio continues to be diversified among HWFG's business lines as shown in the following chart:


                             HWFG Net Loan Growth and Mix
                              (Dollars in millions)

                       June 30, 2007  December 31, 2006 June 30, 2006

Loan Type               Total   % of    Total     % of   Total  % of
                                Total             Total          Total

Commercial Real Estate $249.7   32.6%    $264.9   34.7% $254.0   35.1%
Multi-family Real
 Estate                  81.6   10.6%      79.9   10.4%   80.8   11.2%
Construction (1)        126.1   16.4%     112.6   14.7%   95.0   13.1%
Single-family Real
 Estate                 114.4   14.9%     106.7   13.9%  113.5   15.6%
Commercial and
 Industrial Loans       119.3   15.5%     119.1   15.6%   99.8   13.8%
Land Acquisition and
 Development             49.4    6.4%      54.7    7.1%   51.2    7.1%
Consumer Loans           24.5    3.2%      25.3    3.3%   27.8    3.8%
Other Loans (2)           2.8    0.4%       2.2    0.3%    2.4    0.3%
                       ------- ------ ---------- ------ ------- ------
   Total Gross Loans   $767.8  100.0%    $765.4  100.0% $724.5  100.0%
Allowance for loan loss  (6.1)             (5.9)          (5.6)
Deferred fees            (1.9)             (2.1)          (2.3)
Discounts/Premiums       (0.4)             (0.4)          (0.4)
                       -------        ----------        -------
Net Loans Receivable   $759.4            $757.0         $716.2
                       =======        ==========        =======

(1) Includes loans collateralized by residential, commercial and land properties.
(2) Includes loans collateralized by deposits and consumer line of credit loans.

    Deposits were $770.9 million at June 30, 2007, up 8% over the last year and in line with HWFG's growth targets. A successful CD promotion boosted deposits in the quarter, while HWFG demonstrated growth in core demand and savings deposits to $165.1 million at June 30, 2007, up 2% over the last year in the more difficult core deposit gathering environment. HWFG remains on track to open its third banking center in the Phoenix metro in the City of Surprise at the end of 2007 and owns two more parcels intended for banking center development in 2008 within the Deer Valley Airpark in Phoenix, Arizona and Gilbert, AZ in the Southeast Valley of the Phoenix metro. With these planned banking center additions, HWFG will have 19 banking centers throughout its markets.

    Closing Comments

    In commenting on the June 2007 quarter, Craig J. Cerny, Chairman and CEO of HWFG, stated, "The banking environment has been challenging with a flat yield curve, tight spreads on financial assets, and a slow construction and housing market, leading to increased banking competition and some lack of discipline by other market participants in loan and deposit pricing. HWFG seeks to improve its franchise by capitalizing on its diversified business lines and loan types, its core deposit gathering strategies, its loan, investment, and deposit pricing disciplines, and growing recurring banking fee income sources. HWFG will focus on improving its core franchise value, efficiency, and profit margins rather than seeking faster and potentially uneconomic growth. We are, however, encouraged by the recent widening of spreads in many loan and fixed income sectors, potentially leading to improved opportunities for the Company."

    Harrington West Financial Group, Inc. is a $1.1 billion, diversified, financial institution holding company for Los Padres Bank and its division Harrington Bank. HWFG operates 16 full service banking offices on the central coast of California, Scottsdale, Arizona, and the Kansas City metro. The Company also owns Harrington Wealth Management Company, a trust and investment management company with $193.1 million in assets under management or custody.

    This Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act. All of the statements contained in the Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company's strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company's beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation, (iii) the Company's beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (iv) the Company's beliefs and expectations concerning future operating results and (v) other factors referenced in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Consolidated Financial Data - Harrington West Financial Group, Inc.
 (unaudited)
                        Quarter ended            Year-to-date
(In thousands,
 except per share    Jun. 30,    Jun. 30,    Jun. 30,   Jun. 30,
 data)                  2007        2006        2007       2006
------------------------------------------- ----------------------

Interest income      $   19,314 $   18,207  $   38,633 $   35,868
Interest expense         11,690     10,510      23,330     20,369
                   ------------------------ ----------------------
Net interest income       7,624      7,697      15,303     15,499
Provision for loan
 losses                     100        150         200        290
                   ------------------------ ----------------------
Net interest income
 after provision
 for
loan losses               7,524      7,547      15,103     15,209
Non-interest
 income:
   Gain/loss on
    sale of AFS          (1,004)      (147)     (1,004)      (613)
   Income (loss)
    from trading
    assets                    1        113           6        833
   Other gain
    (loss)                    -          2           -         (3)
   Increase in cash
    surrender
   value of
    insurance               206        191         407        382
   Banking fee &
    other income            924      1,003       1,797      1,729
                   ------------------------ ----------------------
      Non-interest
       income               127      1,162       1,206      2,328
                   ------------------------ ----------------------
Non-interest
 Expense:
   Salaries and
    employee
    benefits              3,235      3,055       6,511      6,061
   Premises and
    equipment               969        960       1,918      1,814
   Insurance
    premiums                 86         88         171        220
   Marketing                117        109         231        214
   Computer
    services                228        205         448        397
   Professional
    fees                    204        257         466        560
   Office expenses
    and supplies            205        210         418        452
   Other                    703        676       1,281      1,228
                   ------------------------ ----------------------
Non-interest
 expense                  5,747      5,560      11,444     10,946
                   ------------------------ ----------------------
Income before
 income taxes             1,904      3,149       4,865      6,591
Provision for
 income taxes               708      1,076       1,813      2,418
                   ------------------------ ----------------------
Net income           $    1,196 $    2,073  $    3,052 $    4,173
                   ======================== ======================


Per share:
Net income - basic   $     0.22 $     0.38  $     0.55 $     0.77
Net income -
 diluted             $     0.21 $     0.37  $     0.54 $     0.75
Weighted average
 shares used
in Basic EPS
 calculation          5,545,928  5,446,100   5,531,116  5,428,334
Weighted average
 shares used
in Diluted EPS
 calculation          5,652,596  5,588,019   5,642,923  5,567,063
Cash dividends       $     0.43 $     0.13  $     0.55 $     0.25
Book value at
 period-end          $    12.42 $    11.87  $    12.42 $    11.87
Tangible Book Value
 at period end       $    11.28 $    10.67  $    11.28 $    10.67
Ending shares         5,546,653  5,447,643   5,546,653  5,447,643

Financial ratios
Return on average
 assets                    0.43%      0.73%       0.54%      0.74%
Return on average
 equity                    6.86%     13.04%       8.87%     13.52%
Average equity to
 average
assets (leverage
 ratio)                    6.21%      5.64%       6.11%      5.46%
Net interest margin        2.85%      2.85%       2.84%      2.85%
Efficiency ratio          65.65%     62.54%      65.37%     62.16%


Consolidated Financial Data - Harrington West Financial Group, Inc.
 (unaudited)
(In thousands, except         Quarter ended          Year-to-date
 per share data)
                          Jun. 30,   Jun. 30,   Jun. 30,  Jun. 30,
                             2007       2006     2007      2006

Period averages
Total assets              $1,127,078 $1,131,525 $1,135,955 $1,139,301
Securities and trading
 assets                   $  286,013 $  353,811 $  293,613 $  369,522
Total loans, net of
 allowance                $  760,855 $  697,804 $  760,559 $  691,032
Total earning assets      $1,074,255 $1,082,200 $1,082,042 $1,091,347
Total deposits            $  737,673 $  694,226 $  734,904 $  684,230
Total equity              $   69,959 $   63,781 $   69,423 $   62,249

Balance sheet at period-
 end
Cash and due from banks                         $   18,524 $   16,508
Investments and Fed Funds
 sold                                              287,357    327,329
Loans, before allowance for loan
 losses                                            765,506    721,790
Allowance for loan losses                           (6,113)    (5,614)
Goodwill and core deposit
 intangibles                                         6,306      6,557
Other assets                                        58,926     58,983
                                                ----------------------
 Total assets                                   $1,130,506 $1,125,553
                                                ======================

Interest bearing deposits                       $  723,652 $  663,168
Non-interest bearing
 deposits                                           47,248     47,954
Other borrowings                                   282,931    343,856
Other liabilities                                    7,805      5,898
Shareholders' equity                                68,870     64,677
                                                ----------------------
 Total liabilities and
  shareholders'
  equity                                        $1,130,506 $1,125,553
                                                ======================

Asset quality and capital - at
 period-end
Non-accrual loans                               $        - $        -
Loans past due 90 days or
 more                                                2,011          -
Other real estate owned                                  -      1,021
                                                ----------------------
 Total non performing
  assets                                        $    2,011 $    1,021
                                                ======================

Allowance for losses to
 loans                                                0.80%      0.78%
Non-accrual loans to
 total loans                                          0.00%      0.00%
Non-performing assets
 total assets                                         0.18%      0.09%


Consolidated Financial Data - Harrington West Financial Group, Inc.
 (unaudited)
                                    Quarter Ended
               -------------------------------------------------------
(In thousands,
 except per     Jun. 30,   Mar. 31,   Dec. 31,   Sep. 30,   Jun. 30,
 share data)      2007       2007       2006       2006       2006
----------------------------------------------------------------------

Interest income$   19,314 $   19,318 $   19,250 $   18,978 $   18,207
Interest
 expense           11,690     11,639     11,700     11,275     10,510
               -------------------------------------------------------
Net interest
 income             7,624      7,679      7,550      7,703      7,697
Provision for
 loan losses          100        100         75        200        150
               -------------------------------------------------------
Net interest
 income after
 provision for
 loan losses        7,524      7,579      7,475      7,503      7,547
Non-interest
 income:
 Gain/(loss) on
  sale of AFS      (1,004)         -          -          -       (147)
 Income (loss)
  from trading
  assets                1          4         42        150        113
 Other gain
  (loss)                -          -        (11)       (26)         2
 Increase in
  cash
  surrender
  value of
   insurance          206        201        178        185        191
 Banking fee &
  other income        924        871        869        746      1,003
               -------------------------------------------------------
  Non-interest
   income             127      1,076      1,078      1,055      1,162
               -------------------------------------------------------
Non-interest
 Expense:
 Salaries and
  employee
  benefits          3,235      3,273      3,315      3,104      3,055
 Premises and
  equipment           969        949        971        960        960
 Insurance
  premiums             86         85         93        104         88
 Marketing            117        113        117        122        109
 Computer
  services            228        220        231        213        205
 Professional
  fees                204        264        240        199        257
 Office
  expenses and
  supplies            205        213        198        231        210
 Other                703        577        509        610        676
               -------------------------------------------------------
Non-interest
 expense            5,747      5,694      5,674      5,543      5,560
               -------------------------------------------------------
Income before
 income taxes       1,904      2,961      2,879      3,015      3,149
Provision for
 income taxes         708      1,106        926        913      1,076
               -------------------------------------------------------
Net income     $    1,196 $    1,855 $    1,953 $    2,102 $    2,073
               =======================================================


Per share:
Net income -
 basic         $     0.22 $     0.34 $     0.36 $     0.39 $     0.38
Net income -
 diluted       $     0.21 $     0.33 $     0.35 $     0.38 $     0.37
Weighted
 average shares
 used
 in Basic EPS
  calculation   5,545,928  5,516,239  5,458,397  5,448,820  5,446,100
Weighted
 average shares
 used
 in Diluted EPS
  calculation   5,652,596  5,632,054  5,614,468  5,585,527  5,588,019
Cash dividends
 per share     $     0.43 $     0.13 $     0.13 $     0.13 $     0.13
Book value at
 period-end    $    12.42 $    12.48 $    12.40 $    12.08 $    11.87
Tangible Book
 value at
 period-end    $    11.28 $    11.33 $    11.22 $    10.89 $    10.67
Ending shares   5,546,653  5,546,653  5,460,393  5,449,593  5,447,643

Financial
 ratios
Return on
 average assets      0.43%      0.66%      0.68%      0.73%      0.73%
Return on
 average equity      6.86%     10.92%     11.66%     12.81%     13.04%
Average equity
 to average
 assets
  (leverage
  ratio)             6.21%      6.03%      5.81%      5.73%      5.64%
Net interest
 margin              2.85%      2.80%      2.81%      2.88%      2.85%
Efficiency
 ratio              65.65%     65.07%     66.00%     64.20%     62.54%


Consolidated Financial Data - Harrington West Financial Group, Inc.
 (unaudited)
                                    Quarter Ended
               -------------------------------------------------------
(In thousands,
 except per
 share data)
                Jun. 30,   Mar. 31,   Dec. 31,   Sep. 30,   Jun. 30,
                   2007       2007       2006       2006       2006
----------------------------------------------------------------------
Period averages
Total assets   $1,127,078 $1,142,035 $1,143,344 $1,135,802 $1,131,525
Securities and
 trading assets$  286,013 $  301,297 $  316,167 $  326,277 $  353,811
Total loans,
 net of
 allowance     $  760,855 $  760,259 $  748,376 $  730,840 $  697,804
Total earning
 assets        $1,074,255 $1,089,913 $1,092,419 $1,085,258 $1,082,200
Total deposits $  737,673 $  732,105 $  713,173 $  704,644 $  694,226
Total equity   $   69,959 $   68,880 $   66,457 $   65,102 $   63,781

Balance sheet
 at period-end
Cash and due
 from banks    $   18,524 $   15,476 $   21,178 $   16,181 $   16,508
Investments and
 fed funds sold   287,357    290,212    310,635    321,512    327,329
Loans, before
 allowance for
 loan losses      765,506    760,355    762,947    749,144    721,790
Allowance for
 loan losses       (6,113)    (6,013)    (5,914)    (5,845)    (5,614)
Goodwill and
 core deposit
 intangibles        6,306      6,369      6,431      6,494      6,557
Other assets       58,926     60,001     59,196     58,715     58,983
               -------------------------------------------------------
 Total assets  $1,130,506 $1,126,400 $1,154,473 $1,146,201 $1,125,553
               =======================================================

Interest
 bearing
 deposits      $  723,652 $  682,851 $  677,665 $  654,342 $  663,168
Non-interest
 bearing
 deposits          47,248     50,260     55,092     54,117     47,954
Other
 borrowings       282,931    316,725    347,915    364,662    343,856
Other
 liabilities        7,805      7,362      6,103      7,225      5,898
Shareholders'
 equity            68,870     69,202     67,698     65,855     64,677
 Total
  liabilities  -------------------------------------------------------
  and
  shareholders'
  equity       $1,130,506 $1,126,400 $1,154,473 $1,146,201 $1,125,553
               =======================================================

Asset quality
 and capital -
 at period-end
Non-accrual
 loans         $        - $        - $        - $        - $        -
Loans past due
 90 days or
 more               2,011         95         98        101          -
Other real
 estate owned           -          -          -      1,071      1,021
               -------------------------------------------------------
 Total non
  performing
  assets       $    2,011 $       95 $       98 $    1,172 $    1,021
               =======================================================

Allowance for
 losses to
 loans               0.80%      0.79%      0.78%      0.78%      0.78%
Non-accrual
 loans to total
 loans               0.00%      0.00%      0.00%      0.00%      0.00%
Non-performing
 assets total
 assets              0.18%      0.01%      0.01%      0.10%      0.09%


Consolidated Financial Data - Harrington West Financial Group, Inc.
 (unaudited)
                     Three months ended        Three months ended
(In thousands)         June 30, 2007              June 30, 2006
                 -----------------------------------------------------
                  Balance   Income Rate (6)  Balance   Income Rate (6)
                 -----------------------------------------------------
Interest earning
 assets:
Loans receivable
 (1)             $  760,855 $15,080   7.94% $  697,804 $13,286   7.62%
FHLB stock           13,689     149   4.37%     15,849     208   5.26%
Securities and
 trading account
 assets (2)         287,358   4,011   5.58%    357,127   4,643   5.20%
Cash and cash
 equivalents (3)     12,353      74   2.40%     11,420      70   2.46%
                 ------------------        -------------------
Total interest
 earning assets   1,074,255  19,314   7.20%  1,082,200  18,207   6.73%
                           --------                   --------
Non-interest-
 earning assets      52,823                     49,325
                 ----------                -----------
Total assets     $1,127,078                 $1,131,525
                 ==========                ===========

Interest bearing
 liabilities:
Deposits:
NOW and money
 market accounts $  100,540 $   665   2.65% $  100,212 $   548   2.19%
Passbook accounts
 and certificates
   of deposit       589,713   7,134   4.85%    547,729   5,571   4.08%
                 ------------------        -------------------
Total deposits      690,253   7,799   4.53%    647,941   6,119   3.79%

FHLB advances (4)   233,363   2,946   5.06%    282,692   3,450   4.90%
Reverse
 repurchase
 agreements          54,467     373   2.71%     59,116     442   2.96%
Other borrowings
 (5)                 25,774     572   8.78%     25,774     499   7.66%
                 ------------------        -------------------
Total interest-
 bearing
 liabilities      1,003,857  11,690   4.65%  1,015,523  10,510   4.13%
                           --------                   --------
Non-interest-
 bearing deposits    47,420                     46,285
Non-interest-
 bearing
 liabilities          5,842                      5,936
                 ----------                -----------
Total liabilities 1,057,119                  1,067,744
Stockholders'
 equity              69,959                     63,781
                 ----------                -----------
Total liabilities
 and
 stockholders'
 equity          $1,127,078                 $1,131,525
                 ==========                ===========
Net interest-
 earning assets
 (liabilities)   $   70,398                 $   66,677
                 ==========                ===========

Net interest
 income/interest
 rate spread                $ 7,624   2.55%            $ 7,697   2.60%
                           ================           ================
Net interest
 margin                               2.85%                      2.85%
                                   ========                   ========
Ratio of average
 interest-earning
 assets to
average interest-
 bearing
 liabilities                        107.01%                    106.57%
                                   ========                   ========


1)Balance includes non-accrual loans. Income includes fees earned on loans originated and accretion of deferred loan fees.
2)Consists of securities classified as available for sale, held to maturity and trading account assets. Excludes SFAS 115 adjustments to fair value, which are included in other assets.
3)Consists of cash and due from banks and Federal funds sold.
4)Interest on FHLB advances is net of hedging costs. Hedging costs include interest income and expense and ineffectiveness adjustments for cash flow hedges. The Company uses pay-fixed, receive floating LIBOR swaps to hedge the short term repricing characteristics of the floating FHLB advances.
5)Consists of other debt and a note payable under a revolving line of credit.
6)Annualized.


 Consolidated Financial Data - Harrington West Financial Group, Inc.
  (unaudited)
                      Six Months Ended           Six Months Ended
(In thousands)         June 30, 2007              June 30, 2006
                 -------------------------- --------------------------
                  Balance   Income   Rate    Balance   Income   Rate
                 -------------------------- --------------------------
Interest earning
 assets:
 Loans receivable
  (1)            $  760,559 $30,073   7.93% $  691,032 $25,939   7.53%
 FHLB stock          14,166     367   5.22%     16,121     402   5.03%
 Securities and
  trading account
  assets (2)        295,095   8,043   5.45%    372,763   9,407   5.05%
 Cash and cash
  equivalents (3)    12,222     150   2.47%     11,431     120   2.12%
                 ---------- -------         ---------- -------
    Total
     interest
     earning
     assets       1,082,042  38,633   7.16%  1,091,347  35,868   6.59%
                            -------                    -------
Non-interest-
 earning assets      53,913                     47,954
                 ----------                 ----------
     Total assets$1,135,955                 $1,139,301
                 ==========                 ==========

Interest bearing
 liabilities:
 Deposits:
    NOW and money
     market
     accounts    $  102,259 $ 1,350   2.66% $  105,417 $ 1,097   2.10%
    Passbook accounts and
     certificates
        of
         deposit    584,238  14,027   4.84%    531,380  10,270   3.90%
                 ---------- -------         ---------- -------
     Total
      deposits      686,497  15,377   4.52%    636,797  11,367   3.60%

 FHLB advances
  (4)               238,674   6,005   5.07%    302,287   7,162   4.78%
    Reverse
     repurchase
     agreements      59,533     810   2.71%     59,109     878   2.95%
    Other
     borrowings
     (5)             25,774   1,138   8.78%     25,774     962   7.42%
                 ---------- -------         ---------- -------
     Total
      interest-
      bearing
      liabilities 1,010,478  23,330   4.63%  1,023,967  20,369   3.99%
                            -------                    -------
Non-interest-
 bearing deposits    48,407                     47,433
Non-interest-
 bearing
 liabilities          7,647                      5,652
                 ----------                 ----------
     Total
      liabilities 1,066,532                  1,077,052
Stockholders'
 equity              69,423                     62,249
                 ----------                 ----------
 Total
  liabilities and
  stockholders'
  equity         $1,135,955                 $1,139,301
                 ==========                 ==========
Net interest-
 earning assets
 (liabilities)   $   71,564                 $   67,380
                 ==========                 ==========

Net interest
 income/interest rate
 spread                     $15,303   2.53%            $15,499   2.60%
                            ======= =======            ======= =======
Net interest
 margin                               2.84%                      2.85%
                                    =======                    =======
Ratio of average interest-
 earning assets to
 average
  interest-
  bearing
  liabilities                       107.08%                    106.58%
                                    =======                    =======


1)Balance includes non-accrual loans. Income includes fees earned on loans originated and accretion of deferred loan fees.
2)Consists of securities classified as available for sale, held to maturity and trading account assets. Excludes SFAS 115 adjustments to fair value, which are included in other assets.
3)Consists of cash and due from banks and Federal funds sold.
4)Interest on FHLB advances is net of hedging costs. Hedging costs include interest income and expense and ineffectiveness adjustments for cash flow hedges. The Company uses pay-fixed, receive floating LIBOR swaps to hedge the short term repricing characteristics of the floating FHLB advances.
5)Consists of other debt and a note payable under a revolving line of credit.


    CONTACT: Harrington West Financial Group, Inc.
             For information contact:
             Craig J. Cerny 480/596-6555
             For share transfer information contact:
             Lisa F. Watkins 805/688-6644